As Filed with the Securities and Exchange Commission on July , 2001 Registration No. 333-59204

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form SB-2
Pre-Effective Amendment No. 1

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

AMP Productions, Inc.
(Name of small business issuer in its charter)

Nevada	7922	87-0654585
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

80 Orville Drive, Bohemia, NY, 11716 (516) 977-3015
(Address and telephone number of principal executive offices)

80 Orville Drive, Bohemia, NY, 11716
(Address of principal place of business or intended principal place of business)

David Brown, 80 Orville Drive, Bohemia, NY, 11716 (516) 977-3015
(Name, address and telephone number of agent for service)

Copies to:

Stephen B. Schneer, Esq. 605 Third Avenue, Suite 1501 New York City, NY 10158 Telephone: (212) 972-1100 Facsimile: (212) 983-5271

 Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common stock, $0.01 par value per share	675,000	$.50	$337,500	$89.10

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(f) under the Securities Act of 1933 based on the per share book value of Registrant as of June 30, 2000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Subject To Completion, Dated July [__], 2001

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

600,000 Shares of
AMP Productions, Inc.
Common Stock

AMP, Inc., which is referred to as "AMP" throughout this prospectus, is registering 600,000 shares of its common stock that were issued to eSAFETYWORLD to satisfy AMP's obligation under a consulting agreement. eSAFETYWORLD, Inc. is distributing to its stockholders of record on the record date of [___________], 2001, 400,000 of the 600,000 shares received from AMP to its stockholders of record on the record date of [___________], 2001. The distribution will be pro rata with each eSAFETYWORLD stockholder receiving one AMP share for each 7.5 shares held. Fractional shares will be rounded to the nearest whole share. eSAFETYWORLD will send AMP stock certificates to the eSAFETYWORLD stockholders on about [__________], 2001. This distribution is taxable as a dividend for federal income tax purposes to the extent that eSAFETYWORLD has current or accumulated earnings and profits. AMP will not receive any proceeds from the distribution of the shares.

eSAFETYWORLD stockholders are not required to take any action to receive their shares of AMP common stock. No consideration will be paid by holders of eSAFETYWORLD common stock for shares of AMP common stock. Two directors of eSAFETYWORLD are also directors of AMP, and two other eSAFETYWORLD directors own an aggregate of 44% of AMP's outstanding common stock.

AMP is a startup company with no revenues or operating funds. There currently is no public market for the shares of AMP common stock, and neither eSAFETYWORLD nor AMP can assure that a trading market will develop. AMP is applying to have its common stock quoted on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "AMPI" effective at the time of the distribution. See "The Distribution."

The ownership of AMP common stock involves significant risks. See "Risk Factors" beginning on page __.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July [__], 2001.

eSAFETYWORLD is not seeking approval by its stockholders of the distribution of the stock of AMP to the stockholders of eSAFETYWORLD. No approval by the stockholders of eSAFETYWORLD is required.

This information does not constitute an offer to sell or the solicitation of an offer to buy any securities.

You should rely on the information contained in this document. No person is authorized to give information that is not contained in this document. This document is not an offer to sell nor is it seeking an offer to buy these securities. This information is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until [________], 2001 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Because of eSAFETYWORLD's role in the Distribution, there is a possibility that it may be deemed to be a statutory "underwriter" within the meaning of Section 2(11) of the Securities Act. eSAFETYWORLD has advised us that it will comply with the prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its stockholders. Further, eSAFETYWORLD has acknowledged to us that it is familiar with the anti-manipulation rules of the SEC, including Regulation M under the Securities Exchange Act of 1934. These rules may apply to sales by eSAFETYWORLD in the market, following the creation of a public market, if such a market ever develops.

With certain exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.

Following the dividend of shares of our common stock to its stockholders in connection with the Distribution, eSAFETYWORLD will retain 200,000 shares of our common stock, and may sell those shares in the future. Although neither we nor any eSAFETYWORLD stockholder has paid or will be required to pay any fees to eSAFETYWORLD in connection with the distribution of our common stock to eSAFETYWORLD's stockholders, it is remotely possible that the retention of our shares by eSAFETYWORLD may be deemed by the SEC to be a commission received by eSAFETYWORLD. While any commission received by a broker-dealer while acting as an underwriter may be deemed to be underwriting discounts or commissions under the Securities Act, we do not believe that this rule is applicable to eSAFETYWORLD. eSAFETYWORLD has advised us and we believe that it is neither a "broker" nor a "dealer" within the meaning of Sections 3(a)(4) or 3(a)(5) of the Securities Exchange Act because, among other reasons, it has done nothing to influence any investment decision on the part of any party.

The 200,000 shares of our common stock that will be beneficially owned by eSAFETYWORLD following the Distribution are "restricted securities," which may be sold only in compliance with Rule 144 under the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of one year after payment therefor may sell, in brokers' transactions or to market makers, an amount not exceeding 1% of the outstanding class of securities being sold, or the average weekly reported volume of trading of the class of securities being sold over a four-week period, whichever is greater, during any three-month period. Persons who are not our affiliates and who had held their restricted securities for at least two years are not subject to the volume or transaction limitations.

Stockholders of eSAFETYWORLD with inquiries related to the Distribution should contact R. Bret Jenkins, the Chief Financial Officer of eSAFETYWORLD, at 80 Orville Drive, Bohemia, NY 11716. eSAFETYWORLD's telephone number is 631-244-1454.

Table of Contents

Summary                                                                                                                                                           6
Why You Were Sent This Document                                                                                                          8
Risk Factors                                                                                                                                                    10
The Distribution                                                                                                                                            13
Relationship of eSAFETYWORLD and AMP before and after the Distribution                             21
Dividend Policy                                                                                                                                            22
AMP's Capitalization                                                                                                                                    22
AMP's Business                                                                                                                                            22
Management's Discussion and Analysis of Results of Operations and Financial Condition         26
AMP's Management                                                                                                                                        27
Description of AMP's Capital Stock                                                                                                           30
Securities of Certain Beneficial Owners and Management                                                                     32
Certain Relationships and Related Transactions                                                                                       33
Legal Matters                                                                                                                                                    34
Experts                                                                                                                                                                34
Available Information                                                                                                                                         34
INDEX TO FINANCIAL STATEMENTS                                                                                                       36

Forward Looking Information

This document and other materials filed or to be filed by eSAFETYWORLD or AMP Productions with the Securities and Exchange Commission, referred to as the "SEC," as well as information included in oral statements or other written statements made or to be made by eSAFETYWORLD and AMP Productions, contain statements that are "forward-looking." These statements appear in a number of places in this document and include, but are not limited to, all statements relating to plans for future growth and other business development activities, as well as capital expenditures, financing sources and the effects of regulation and competition, the terms of the Distribution and all other statements regarding the intent, plans, beliefs or expectations of AMP Productions, as well as its respective directors or officers. Words like "expects," "anticipates," "intends," "plans" and similar expressions also identify forward-looking statements.

Stockholders and readers are cautioned that such forward-looking statements are not assurances of future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward-looking statements.

Summary

The following is a summary of certain information contained in this document. While this summary provides an accurate description of all material information included in this document, it is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this document. The summary also addresses various questions that you may have about the pro rata distribution to eSAFETYWORLD stockholders of 400,000 shares of AMP common stock owned by eSAFETYWORLD. We refer to this distribution in this document as the "Distribution."

Q1: What is the Distribution?

A: The Distribution is the method by which eSAFETYWORLD will distribute shares held by it in AMP resulting in AMP becoming a publicly-held company with approximately 1,000 shareholders. Following the completion of the Distribution, AMP will comply with the periodic filing requirements of the Securities Exchange Act of 1934. This means that shareholders will have access to quarterly financial information and audited financial information at the conclusion of each fiscal year..

According to the terms of the Distribution, eSAFETYWORLD will distribute to its stockholders, as of the close of business on [______________], 2001, in a dividend, one share of AMP common stock for every 7.5 shares of eSAFETYWORLD common stock held on [______________], 2001. Of the shares distributed, 34.8% will be distributed to shareholders who are considered affiliates of eSAFETYWORLD, and the remainder will be distributed to shareholders who are not considered affiliates of eSAFETYWORLD.

There is currently no trading market for AMP's shares, and no assurances can be given that a trading market will ever develop for the shares.

Q2: What is AMP?

A: AMP is a development stage company with 11 shareholders that was incorporated in February 2000 to promote concerts, festivals and other entertainment events. Its strategy will be to promote concerts featuring nationally and regionally known artists and groups and utilize midsized arenas, auditoriums and clubs, as well as promoting family-oriented entertainment festivals in vacation resorts. Competition in these niches is intense but fragmented. No revenue producing activities have yet commenced.

Q3: Why is eSAFETYWORLD effecting the Distribution?

A: eSAFETYWORLD is effecting the Distribution because it believes that the Distribution may result in an increase in the value of AMP common stock because it will offer shareholders with a possible source of liquidity.. In addition, more potential investors may be interested in making an investment in a public company than in a private company. These factors may result in an increase in value for eSAFETYWORLD shareholders.

Q4: What is the tax effect of the Distribution?

A: Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code provided that eSAFETYWORLD has current or accumulated earnings and profits. The fair market value of AMP's shares will be established by trading that develops immediately subsequent to the Distribution.

The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor.

Q5: What will eSAFETYWORLD stockholders receive in the Distribution?

A: In the Distribution, eSAFETYWORLD stockholders will receive one share of AMP common stock for every 7.5 shares of eSAFETYWORLD common stock they own on [______________], 2001. Immediately after the Distribution, eSAFETYWORLD's stockholders will still own their shares of eSAFETYWORLD common stock. Shares of eSAFETYWORLD common stock will represent stockholders' interests in the business of eSAFETYWORLD, and shares of AMP common stock that stockholders receive in the Distribution will represent their interests in the AMP business.

Q6: What happens to eSAFETYWORLD shares after the Distribution?

A: After the Distribution, shares of eSAFETYWORLD common stock will continue to represent ownership of the businesses of eSAFETYWORLD and will continue to be traded on the Nasdaq Smallcap Market under the ticker symbol "SFTY."

Q7: What does an eSAFETYWORLD stockholder need to do now?

A: eSAFETYWORLD stockholders do not need to take any action. The approval of the eSAFETYWORLD stockholders is not required to effect the Distribution, and eSAFETYWORLD is not seeking a proxy from any stockholders. eSAFETYWORLD stockholders should not send in their eSAFETYWORLD share certificates to effect the Distribution. eSAFETYWORLD stockholders will automatically receive their shares of AMP common stock shortly following the Distribution.

Q8: Where can eSAFETYWORLD stockholders get more information?

A: eSAFETYWORLD stockholders with additional questions related to the Distribution should contact R. Bret Jenkins, the Chief Financial Officer of eSAFETYWORLD, at eSAFETYWORLD, Inc., 80 Orville Drive, Bohemia, New York 11716. eSAFETYWORLD's telephone number is 631-254-1454.

Why You Were Sent This Document

eSAFETYWORLD sent you this document because you were an owner of eSAFETYWORLD common stock on [______________], 2001. Holders of record of eSAFETYWORLD common stock, as of the close of business on [______________], 2001, will be entitled to receive a pro rata distribution of one share of AMP for every 7.5shares of eSAFETYWORLD common stock held. No action is required on your part to participate in the Distribution, and you are not required to pay cash or other consideration to receive your AMP shares. No stockholder approval of the Distribution is required or sought. We are not asking you for a proxy, and you are requested NOT to send us a proxy.

This document describes AMP's business, how this transaction benefits eSAFETYWORLD's stockholders and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the AMP shares that you will receive in the Distribution. You should be aware of certain risks relating to the Distribution and AMP's business, which are described in this document beginning on page __.

Summary of AMP's business

AMP is a startup company that was incorporated in February 2000 to promote concerts, festivals and other entertainment events. Our strategy will be to promote concerts featuring nationally and regionally known artists and groups and utilize midsized arenas and auditoriums, as well as promoting family-oriented entertainment festivals in vacation resorts. Competition in these niches is intense but fragmented.

AMP plan is to work closely with talent agencies that manage artists and groups. One of the founders, Mr. Brown, were involved with other entities whose activities included promoting concerts and entertainment performances.

AMP is unable to estimate a time period as to when we will commence promotional activities because of our extremely limited financial resources. The timing of the implementation of AMP's business strategy is dependent on our ability to obtain sufficient financing to undertake our plans. AMP cannot provide any assurances of the likelihood of us obtaining sufficient financing to undertake our operating plan.

AMP does not have any credit facilities or other commitments for debt or equity. No assurances can be given that advances will be made available to it by shareholders and others when needed. AMP believes that we can commence revenue producing activities if we obtain investments of $150,000 to $200,000. That amount would cover initial expenses and event deposit and guarantee fees.

We plan on pursuing equity lines of credit or similar facilities if our common stock begins to trade at sufficient volumes. However, no assurances can be given that we will be successful in obtaining an equity facility.

AMP has a consulting agreement with eSAFETYWORLD which eliminates the near term need to incur significant capital costs during that period. During the contract period, AMP will use eSAFETYWORLD facilities for other administration and infrastructure needs. In December 2000, AMP entered into consulting agreements with eSAFETYWORLD, Inc. and EB Consulting under which those entities agreed to provide AMP with:

  administrative and customer service support;

  accounting, management and financial services support,

office space and telephone services,

  limited financial assistance to promote concerts,

  technical assistance in designing, establishing and hosting a website, and technical assistance in implementing the use of smart cards in the purchase of event tickets.

eSAFETYWORLD has also agreed to consider, on a case by case basis, to assist AMP by providing event guarantees in amounts not to exceed $75,000. eSAFETYWORLD is not obligated to fund any specific number of event guarantees.

AMP has agreed to pay eSAFETYWORLD and EB Consulting aggregate fees of $400,000 which at AMP's option can be satisfied by the issuance of an aggregate of 950,000 shares of AMP's common stock. In February 2001, AMP elected to issue the shares of common stock. In addition, eSAFETYWORLD is entitled to receive an aggregate of 15% of AMP's annual pretax income as determined in conformity with generally accepted accounting principles for a period of three years.

AMP summary financial data

AMP has had no operations. Its development activities were undertaken by its founders using their own funds No value has been ascribed to those efforts in AMP's financial statements.

Risk Factors

In addition to the information contained elsewhere in this document, you should carefully read the following risk factors related to Global Medical and the Distribution.

Recipients of the Distribution may be confronted by potential taxation matters

Dividends and distributions received are taxable as ordinary income for federal income tax purposes provided that eSAFETYWORLD has current or accumulated earnings and profits. The fair market value of AMP's shares will be established by trading that develops immediately following the Distribution with respect to such shares.

The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor.

Because our operating history is limited from the period since February 2000, we may not be able to successfully manage our business or achieve profitability.

We will commence revenue producing operations in late 2001 if we obtain sufficient financing to cover minimum event guarantees. We have no operating history upon which to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business. Our principal risks are:

  Ability to negotiate acceptable contracts with artists and groups;

  Ability to negotiate acceptable arrangements with venues; and

  Ability to arrange for promotional spots with radio stations in the areas covered by the venues.

There can be no assurance that we will be able to raise sufficient funds to cover pre-event guarantees which are necessary to generate significant revenues or achieve profitable operations or that our operations will generate positive cash flow.

AMP has no financial resources, and its auditors' report states that there is substantial doubt about its ability to continue as a going concern.

AMP has virtually no financial resources and an operating loss accumulated during the development stage. Its auditors state in their opinion on AMP's financial statements that this lack of resources causes substantial doubt about AMP's ability to continue as a going concern. No assurances can be given that AMP will generate sufficient revenue to continue as a going concern.

AMP has had negative cash flow since inception and anticipates operating losses and negative cash flow for the foreseeable future.

AMP has incurred negative cash flow since inception and has an accumulated deficit of $123,332 at May 31, 2001. Furthermore, AMP believes that it is probable that it will incur operating losses and negative cash flow for the foreseeable because of costs and expenses related to marketing and startup activities.

AMP cannot be certain that its business strategy will be successful or that it will successfully address these risks

AMP will depend on eSAFETYWORLD and independent contractors to supply a substantial portion of its day-to-day activities..

AMP has entered into consulting agreements with eSAFETYWORLD and an affiliated entity, EB Consulting, under which those entities have agreed to provide a significant portion of our administrative, technical and customer service functions as well as provide office space and other infrastructure needs. The likelihood of us being able to implement our business strategy would be materially reduced if we have a disagreement with eSAFETYWORLD or if eSAFETYWORLD were to encounter financial difficulties that would prevent it from providing the agreed-upon services.

AMP's management has very limited experience in the entertainment industry and will rely on outside consultants and agents to perform its event booking operations.

Our management has very limited experience in the entertainment and concert promotion industry. Therefore, we will rely heavily on independent consultants and agents to book and agents to negotiate, book and supervise performances. We will not have exclusive arrangements with these independent contractors and will not be able to control the extent of time or effort that they will devote to us and our interests. We will not be able to ensure that they will make the best opportunities known to them available to us. In addition, certain consultants who will assist us in this area, including EB Consulting and Bridget Owens, a director, have limited experience in the entertainment industry.

We will also be unable to control or even determine the ongoing viability of these consultants and booking agents. Some providers may discontinue operations with little or no notice. The loss of a consultant or booking agent, particularly if closely associated with popular artists, could have an immediate and deleterious impact on our business.

Our business is unlikely to be successful and may not survive if independent consultants and agents do not provide a schedule of popular artists on terms that can be financed or funded.

AMP will need financing which may not be available.

AMP will endeavor to use noncash compensation wherever possible to implement its strategies. However, some cash will be required to complete these tasks. AMP has not established a source of equity or debt financing which would permit it to implement its business plan. AMP will require some form of financing. There can be no assurance that we will be able to raise sufficient funds to cover pre-event guarantees which are necessary to generate significant revenues or achieve profitable operations or that our operations will generate positive cash flow.

 If AMP is unable to obtain financing, it may be unable to generate revenue producing activities.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligation.

We have no committed source of financing. Wherever possible, we will attempt to use noncash consideration to satisfy obligations. In many instances, we believe that the noncash consideration will consist of shares of our stock. In addition, if a trading market develops for our common stock, we will attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, and that dilution may be material.

The trading price of AMP common stock is likely to be subject to significant fluctuations

There can be no assurance as to the prices at which the AMP common stock will trade before, on or after the Distribution date. Until the AMP common stock is fully distributed and an orderly market develops in the AMP common stock, if ever, the price at which such stock trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue. Prices for the AMP common stock will be determined in the marketplace and may be influenced by many factors, including:

the depth and liquidity of the market for AMP common stock,

  developments affecting the business of AMP generally and the impact of those factors referred to below in particular,

investor perception of AMP, and

general economic and market conditions.

No assurance can be given that an orderly trading market will ever develop for our stock. In any event, there is no relationship between the Distribution and the development of a trading market of any kind.

AMP common stock has no prior trading market or liquidity

Prior to the date of this document, there has not been any established trading market for AMP common stock. Application will be made to list the shares of AMP common stock on the OTCBB under the symbol "AMPI." AMP cannot predict the likelihood of the application being accepted. If the application is accepted, AMP cannot predict the extent to which investor interest in the company will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

The Distribution

Introduction

On April 3, 2001, the board of directors of eSAFETYWORLD approved a plan to distribute 400,000 shares of common stock of AMP common stock held by eSAFETYWORLD to all holders of outstanding eSAFETYWORLD common stock. The eSAFETYWORLD board of directors formally declared a dividend payable to each holder of record of eSAFETYWORLD common stock at the close of business on the record date of one share of AMP common stock for every 7.5 shares of eSAFETYWORLD common stock held as of the close of business on the record date. Holders of eSAFETYWORLD common stock will not receive any fractional shares of AMP common stock in connection with the Distribution.

On or before the Distribution date, eSAFETYWORLD will deliver the shares of AMP common stock to be distributed to the Distribution agent for transfer and distribution to the holders of record of eSAFETYWORLD common stock as of the close of business on the record date. The Distribution is expected to be made on or about [______], 2001.

Shares of AMP common stock distributed to eSAFETYWORLD stockholders will be freely transferable, except for shares of AMP common stock received by persons who may be deemed to be "affiliates" of AMP under the Securities Act of 1933, as amended. Persons who may be deemed to be affiliates of AMP after the Distribution generally include individuals or entities that control, are controlled by or are under common control with AMP, and may include senior officers and directors of AMP, as well as principal stockholders of AMP. Persons who are affiliates of AMP following the Distribution will be permitted to sell their shares of AMP common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 issued under the Securities Act.

eSAFETYWORLD is a publicly-traded company based in Bohemia, NY that markets and distributes disposable industrial safety, laboratory and cleanroom products to companies having employees working in manufacturing, construction or critical environments and those employees being exposed to environmental hazards. Its e-Commerce Web site is located at http://www.esafetyworld.com. eSAFETYWORLD also offers its customers a 360 degree ordering solution by making toll free numbers and catalogs available for customers who prefer traditional ordering methods. In October 2000, it announced that it was creating a consulting/accelerator consulting group to serve emerging or promising businesses as well as a new subsidiary selling personal care and nutritional items through a network of independent distributors. It has annual revenues of approximately $1,000,000 with net income of less than $100,000. It has cash and cash equivalents of approximately $3,500,000 at May 31, 2001

Reasons for the Distribution

In December 2000, eSAFETYWORLD signed an agreement to provide certain business, technical and financial consulting and other services to AMP. The agreement was amended in May 2001 with the effective date of the amended provisions being considered to be December 2000.

In agreeing to assist AMP, eSAFETYWORLD considered the following key factors:

eSAFETYWORLD's management team has developed significant expertise that it believed could be applied to other industries, without detracting from its primary focus of serving the industrial safety, laboratory supply and cleanroom markets;

  eSAFETYWORLD retains its strong liquidity compared to its projected requirements, so it was appropriate to consider non-cash consideration for the services to be provided;

eSAFETYWORLD believed that AMP's business strategy, which requires very low levels of fixed costs, has strong potential if executed effectively and is consistent with eSAFETYWORLD's own basic business philosophy; and

  eSAFETYWORLD might maximize the long-term financial return to its stockholders by obtaining stock in AMP and distributing it to its stockholders.

Based on these considerations, eSAFETYWORLD agreed to accept an aggregate of 600,000 shares of AMP common stock in consideration for the consulting and infrastructure services that it is providing. These 600,000 shares constitute approximately 6.0% of the issued and outstanding common stock of AMP at May 31, 2001. eSAFETYWORLD now proposes to distribute 400,000 shares of those shares of AMP stock to the eSAFETYWORLD stockholders, pro rata in proportion to the number of shares of eSAFETYWORLD held by each. Accordingly, the eSAFETYWORLD stockholders will receive one share of AMP for approximately each 7.5 shares of eSAFETYWORLD now held by them. eSAFETYWORLD will retain the 200,000 shares of AMP not distributed to the eSAFETYWORLD stockholders.

eSAFETYWORLD believes that the Distribution of AMP shares and the resulting creation of a publicly-held corporation may increase the value of the AMP shares and may offer the stockholders of eSAFETYWORLD greater liquidity than if all 600,000 shares received by eSAFETYWORLD were retained by it. In addition, the Distribution will result in AMP becoming a publicly-traded company with equity securities that could be used in its compensation programs and to facilitate potential alliances.

The discussion of the reasons for the Distribution set forth herein includes forward-looking statements that are based on numerous assumptions with respect to the trading characteristics of the AMP common stock and the ability of AMP management to successfully take advantage of growth, acquisition and alliance opportunities. Many of those factors are discussed above under the captions "Forward-Looking Statements" and "Risk Factors."

Form of transaction

The Distribution is the method by which eSAFETYWORLD will distribute shares of AMP resulting in AMP becoming a publicly-traded company. In the Distribution, eSAFETYWORLD will distribute to its stockholders 400,000 shares of common stock of AMP held by eSAFETYWORLD. After the Distribution, stockholders of eSAFETYWORLD will continue to own their shares in eSAFETYWORLD and the shares distributed to them in AMP.

eSAFETYWORLD currently holds 600,000 shares of AMP's common stock, which represents 6.0% of the total number of AMP's shares of common stock outstanding. Following the Distribution, eSAFETYWORLD will continue to hold 200,000 shares of AMP's common stock which represents approximately 2.0% of the total number of AMP's shares of common stock outstanding.

Because of eSAFETYWORLD's role in the Distribution, there is a possibility that it may be deemed to be a statutory "underwriter" within the meaning of Section 2(11) of the Securities Act. eSAFETYWORLD has advised us that it will comply with the prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its stockholders. Further, eSAFETYWORLD has acknowledged to us that it is familiar with the anti-manipulation rules of the SEC, including Regulation M under the Securities Exchange Act of 1934. These rules may apply to sales by eSAFETYWORLD in the market, following the creation of a public market, if such a market ever develops.

With certain exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.

Following the dividend of shares of our common stock to its stockholders in connection with the Distribution, eSAFETYWORLD will retain 200,000 shares of our common stock, and may sell those shares in the future. Although neither we nor any eSAFETYWORLD stockholder has paid or will be required to pay any fees to eSAFETYWORLD in connection with the distribution of our common stock to eSAFETYWORLD's stockholders, it is remotely possible that the retention of our shares by eSAFETYWORLD may be deemed by the SEC to be a commission received by eSAFETYWORLD. While any commission received by a broker-dealer while acting as an underwriter may be deemed to be underwriting discounts or commissions under the Securities Act, we do not believe that this rule is applicable to eSAFETYWORLD. eSAFETYWORLD has advised us and we believe that it is neither a "broker" nor a "dealer" within the meaning of Sections 3(a)(4) or 3(a)(5) of the Securities Exchange Act because, among other reasons, it has done nothing to influence any investment decision on the part of any party.

The 200,000 shares of our common stock that will be beneficially owned by eSAFETYWORLD following the Distribution are "restricted securities," which may be sold only in compliance with Rule 144 under the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of one year after payment therefor may sell, in brokers' transactions or to market makers, an amount not exceeding 1% of the outstanding class of securities being sold, or the average weekly reported volume of trading of the class of securities being sold over a four-week period, whichever is greater, during any three-month period. Persons who are not our affiliates and who had held their restricted securities for at least two years are not subject to the volume or transaction limitations.

Manner of effecting the Distribution

The Distribution will be made on the Distribution date to holders of record of eSAFETYWORLD common stock at the close of business on the record date. Based on the 3,000,000 shares of eSAFETYWORLD common stock outstanding as of May 31, 2001, the Distribution would consist of one share of AMP common stock for each 7.5 shares of eSAFETYWORLD held.

eSAFETYWORLD will not deliver scrip evidencing a fractional share or pay any related amount to a stockholder who would be entitled to a fractional share. Instead, the number of shares of AMP stock to which each eSAFETYWORLD stockholder of record is entitled will be rounded to the nearest whole share. If, as a result of rounding, more than 400,000 shares are required to complete the Distribution, the required additional shares will be provided from the number to be retained by eSAFETYWORLD. Conversely, if less than 400,000 shares are required to complete the Distribution, the remainder will be added to the number retained by eSAFETYWORLD.

Prior to the Distribution date, eSAFETYWORLD will deliver the shares of AMP common stock to be distributed to the Distribution agent for distribution. The Distribution agent will mail, on or about the Distribution date, certificates representing the shares of AMP common stock to eSAFETYWORLD stockholders of record as of the close of business on the record date. Holders of eSAFETYWORLD common stock will not receive any fractional shares of AMP common stock in connection with the Distribution.

Holders of eSAFETYWORLD common stock will not be required to pay for shares of AMP common stock received in the Distribution, or to surrender or exchange certificates representing shares of eSAFETYWORLD common stock in order to receive shares of AMP common stock. No stockholder approval of the Distribution is required or sought. We are not asking you for a proxy and you are requested NOT to send us a proxy.

In order to be entitled to receive shares of AMP common stock in the Distribution, eSAFETYWORLD stockholders must be stockholders at the close of business on the record date.

Federal income tax consequences of the Distribution

Each eSAFETYWORLD stockholder receiving shares of AMP common stock in the Distribution will be considered to have received a taxable distribution in an amount equal to the fair market value of AMP common stock received, which will result in:

a dividend to the extent of such stockholder's pro rata share of eSAFETYWORLD's current and accumulated earnings and profits;

  a reduction in such stockholder's basis in eSAFETYWORLD common stock to the extent the amount received exceeds such stockholder's share of earnings and profits until such basis equals zero, and a gain to the extent the amount received exceeds the sum of the amount treated as a dividend and the amount treated as a reduction of the stockholder's basis in eSAFETYWORLD common stock. Any gain of this type will generally be capital gain if the eSAFETYWORLD common stock is held as a capital asset on the Distribution date.

The fair market value of AMP's shares will be established by trading that develops immediately after the Distribution with respect to such shares. eSAFETYWORLD stockholders should consult their own advisers as to the specific tax consequences of the Distribution, including the application and effect of foreign, state and local tax laws.

Listing and trading of AMP common stock

Prior to the date of this document, there has not been any established trading market for AMP common stock. Application will be made to list the shares of AMP common stock on the OTCBB under the proposed symbol "AMPI." There can be no assurance as to the prices at which the AMP common stock will trade on or after the Distribution date. Until the AMP common stock is fully distributed and an orderly market develops, if ever, in the AMP common stock, the price at which it trades may fluctuate significantly. Prices for the AMP common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of AMP common stock, developments affecting the businesses of AMP generally, including the impact of the factors referred to in "Risk Factors," investor perception of AMP and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Shares of AMP common stock distributed to eSAFETYWORLD stockholders will be freely transferable, except for shares of AMP common stock received by persons who may be deemed to be "affiliates" of AMP under the Securities Act of 1933, as amended. Persons who may be deemed to be affiliates of AMP after the Distribution generally include individuals or entities that control, are controlled by or are under common control with AMP, and may include senior officers and directors of AMP, as well as principal stockholders of AMP. Persons who are affiliates of AMP following the Distribution will be permitted to sell their shares of AMP common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 issued under the Securities Act.

If securities are sold for the account of an affiliate, the amount of securities sold, together with all sales of restricted and other securities of the same class for the account of the person deemed an affiliate within the preceding three months, shall not exceed the greater of one percent of the shares or other units of the class outstanding, or the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice, or

The average weekly volume of trading in such securities reported through the consolidated transaction reporting system during the four-week period.

AMP will apply to have its shares of common stock listed and traded on the OTCBB. At the time of the Distribution of the stock to the eSAFETYWORLD stockholders, it cannot give any assurances as to whether it will be successful in having its shares listed on the OTCBB.

Penny stock restrictions

Until AMP's shares of common stock qualify for inclusion in the Nasdaq system, if ever, the trading of its securities, if any, will be in the over-the-counter markets that are commonly referred to as the "pink sheets" or on the OTCBB. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered.

SEC Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to AMP, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

In order to be included and maintain a listing on the Nasdaq SmallCap Market, a company must meet the following requirements:

Requirements	Initial Listing	Continued Listing
Net Tangible Assets(1)	$4 million	$2 million
	Or	Or
Market Capitalization	$50 million	$35 million
	Or	Or
Net Income (in latest fiscal year or 2 of last 3 fiscal years)	$750,000	$500,000
Public Float (shares)(2)	1 million	500,000
Market Value of Public Float	$5 million	$1 million
Minimum Bid Price	$4	$1
Market Makers	3	2
Shareholders (round lot holders)(3)	300	300
Operating History(4)	1 year	N/A
	Or	Or
Market Capitalization	$50 million
Corporate Governance	Yes	Yes

(1) For initial or continued listing, a company must satisfy one of the following to be in compliance: the net tangible assets requirement (net tangible assets means total assets, excluding goodwill, minus total liabilities), the market capitalization requirement or the net income requirement.
(2) Public float is defined as shares that are not held directly or indirectly by any officer or director of the issuer and by any other person who is the beneficial owner of more than 10% of the total shares outstanding.
(3) Round lot holders are considered holders of 100 shares or more.
(4) If operating history is less than one year, initial listing requires market capitalization of at least $50 million.

There are no assurances that AMP will ever meet the minimum listing requirements of Nasdaq, or that its common stock will be accepted for quotation on Nasdaq even if it does meet the minimum requirements.

General market risks

There is no public market for AMP's common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of AMP's common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time. AMP's proposed trading symbol does not imply that a liquid and active market will be developed or sustained for its common stock.

The market price for AMP's common stock, if publicly traded, is likely to be highly volatile and subject to wide fluctuations in response to factors, many of which are beyond its control, including the following:

  actual or anticipated variations in quarterly operating results;

  announcements by AMP or its competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

  additions or departures of key personnel;

  sales or issuances of additional shares of common stock; and

  potential litigation or regulatory matters.

The market prices of the securities of microcap companies have been especially volatile. Broad market and industry factors may adversely affect the market price of AMP's common stock, regardless of AMP's actual operating performance. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. A stockholder lawsuit could result in substantial costs and a diversion of management's attention and resources and would adversely affect AMP's stock price.

The sale or availability for sale of a substantial number of shares of AMP's common stock in the public market subsequent to the Distribution, pursuant to Rule 144 under the Securities Act of 1933 or otherwise, could materially adversely affect the market price of the common stock and could impair the company's ability to raise additional capital through the public or private sale of its securities. All of the 9,000,000 shares of common stock currently held by AMP's management and founders are "restricted securities," as that term is defined in Rule 144 and may, under certain circumstances, be sold without registration under the Securities Act of 1933. The availability of Rule 144 to the holders of AMP's restricted securities would be conditioned on, among other factors, the availability of certain public information concerning AMP.

AMP has 24,000,000 authorized shares of common stock. The board of directors, without stockholder approval, could issue up to 12,550,000 shares of common stock upon whatever terms it determines to whomever it determines, including persons or entities that would help its present management.

Legal matters

AMP is not involved in any litigation or legal proceedings.

Relationship of eSAFETYWORLD and AMP before and after the Distribution

eSAFETYWORLD owns approximately 6.0% of the issued and outstanding common stock of AMP, which it received as consideration for entering into a consulting agreement to provide AMP with:

  administrative and customer service support;

accounting, management and financial services support,

  office space and telephone services,

  limited financial assistance to promote concerts,

  technical assistance in designing, establishing and hosting a website, and technical assistance in implementing the use of smart cards in the purchase of event tickets.

As amended in May 2001, AMP has agreed to pay eSAFETYWORLD and EBConsulting aggregate fees of $400,000 which, at AMP's option, can be satisfied by the issuance of 950,000 shares of AMP's common stock. In February 2001, AMP elected to issue common stock. In addition, eSAFETYWORLD is entitled to receive an aggregate of 15% of AMP's annual pretax income as determined in conformity with generally accepted accounting principles for a period of three years commencing January 1, 2001.

After the Distribution, eSAFETYWORLD will own approximately 200,000 shares representing 2.0% of the outstanding shares of AMP, and AMP will be a publicly-traded company. After the Distribution, AMP will not have any ownership interest in eSAFETYWORLD. Bridget Owens and Claire Heil who are directors of eSAFETYWORLD will also be directors of AMP. Two eSAFETYWORLD officers, Edward A. Heil and R. Bret Jenkins each hold 22.6% of AMP's outstanding common stock but are not active in day-to-day management.

All matters impacting the relationship between eSAFETYWORLD and AMP will be decided by disinterested officers and directors of each company.

Dividend Policy

The payment and level of cash dividends by AMP after the Distribution will be subject to the discretion of the board of directors of AMP. AMP currently intends to retain future earnings, if any, for the development of its business and does not anticipate paying cash dividends in the near future. Future dividend decisions will be based on, and affected by, a number of factors, including the operating results and financial requirements of AMP.

AMP's Capitalization

At May31, 2001, AMP had no tangible net worth. The following data sets forth AMP's unaudited capitalization at May 31, 2001 and is qualified in its entirety by the combined financial statements of AMP and other information contained elsewhere in this document. See "Risk Factors."

Long-term debt	$ -

Stockholders' equity:
Common stock, $.001 par value; authorized - 24,000,000 shares; 9,950,000 issued and outstanding	9,950
Paid-in capital	400,050
Loss accumulated during the development stage	(123,332)
Total	$286,668

AMP's Business

AMP was incorporated in February 2000 to promote concerts, festivals and other entertainment events. Our strategy will be to promote concerts featuring nationally and regionally known artists and groups and utilize midsized arenas and auditoriums, as well as promoting family-oriented entertainment festivals in vacation resorts. Competition in these niches is intense but fragmented.

AMP plans is to work closely with talent agencies that manage artists and groups. Some of the founders were involved with other entities whose activities included promoting concerts and entertainment performances. .

AMP is unable to estimate a time period as to when we will commence promotional activities because of our extremely limited financial resources. The timing of the implementation of AMP's business strategy is dependent on its ability to obtain sufficient financing to undertake its plans. AMP cannot provide any assurances of the likelihood of it obtaining sufficient financing to undertake our operating plan and initiate revenue.

In December 2000, AMP entered into consulting agreements with eSAFETYWORLD, Inc. and EB Consulting under which those entities agreed to provide AMP with:

  administrative and customer service support;

  accounting, management and financial services support,

office space and telephone services,

  limited financial assistance to promote concerts,

  technical assistance in designing, establishing and hosting a website, and technical assistance in implementing the use of smart cards in the purchase of event tickets.

The agreements were amended in May 2001 with the amended terms being considered to be retroactive to December 2, 2000. eSAFETYWORLD has also agreed to consider, on a case by case basis, to assist AMP by providing event guarantees in amounts not to exceed $75,000. eSAFETYWORLD is not obligated to post any specific number of event guarantees.

AMP has agreed to pay eSAFETYWORLD and EB Consulting aggregate fees of $400,000 ($300,000 for eSAFETYWORLD and $100,000 for EB Consulting) which at AMP's option can be satisfied by the issuance of 950,000 shares of AMP's common stock. In February 2001, AMP elected to issue the shares of common stock. In addition, eSAFETYWORLD is entitled to receive an aggregate of 15% of AMP's annual pretax income as determined in conformity with generally accepted accounting principles for a period of three years.

EB Consulting is a partnership owned by Edward A. Heil and R. Bret Jenkins who are officers and directors of eSAFETYWORLD and own 44% of our outstanding common stock.

Both of the agreements were negotiated on our behalf by David Brown, our president, who has no association with eSAFETYWORLD or EB Consulting.

General strategies

We have identified a specific market niche that we believe maximizes the likelihood of profits and minimizes the risk of loss normally associated with the entertainment business. Our management has very limited experience in the entertainment and concert promotion industry. Therefore, we will rely heavily on independent consultants and agents to book and agents to negotiate, book and supervise performances. We will not have exclusive arrangements with these independent contractors and will not be able to control the extent of time or effort that they will devote to us and our interests. We will not be able to ensure that they will make the best opportunities known to them available to us. In addition, certain consultants who will assist us in this area, including EB Consulting and Bridget Owens, a director, have limited experience in the entertainment industry.

The key elements of this strategy are:

Artists and groups - We plan to promote concerts featuring nationally and regionally known artists and groups because these types of artists and groups have sufficiently large followings so as to reduce the need for advertising and promotion. We will emphasize artists and groups who are well known but who do not currently have a recording at the top of the charts. This strategy will enable us to benefit from the followings of groups without assuming the risk associated with large minimum guarantees. These large guarantees are the principal reason that promoters lose money on concerts. Avoiding large minimum guarantees is at the heart of our strategy.

We plan to promote artists and groups that have a relationship or business history with one of our consultants or agents. This policy will enable us to reduce the requirement for guarantees and also increases the likelihood of scheduling multiple concerts or tours.

Venues - A venue is a facility in which an event is held or takes place. Venue-related costs are generally the second most expensive production cost, exceeded only by the cost of the artist or group. Our strategy for venues is to use facilities with capacities ranging from 5,000 to 12,000 located in suburban areas or small cities. Facilities that have capacities lower than 5,000 are unlikely to allow us to meet our goals and larger facilities generally require guarantees at levels that make the risk of loss unacceptably high. In evaluating venues, we will seek facilities having low minimum guarantees, low operating costs, as well as good location and parking. For the most part, we will seek and use facilities that are not unionized and that do not rely on concerts or similar entertainment events as their primary source of revenue.

We will consider using venues throughout the country. The number of acceptable facilities is quite large and includes athletic facilities located on college campuses and arenas located in medium-sized cities.

We may also promote concerts in clubs or auditoriums during the early stages of our operations because the initial costs of that type of promotion are relatively low and there are a large number of facilities to deal with.

Business strategy

We will promote events that we believe are likely to be successful given the demographics of the area surrounding the selected venue. For example, country artists are likely to be popular in many areas in the South, Oldies groups tend to be popular in retirement communities, rock groups on college campuses if classes are in session, etc. The basic approach is summarized as:

Step One - Match a venue with a group or artist likely to be successful given the venue's demographics.

Step Two - Negotiate an agreement with the venue. We will endeavor to reduce the advance payment requirements to a minimum. A basic agreement usually covers rent, ushers, tickets stagehands and concessions.

Step Three - Negotiate terms with the artist or group. These negotiations generally take place with an agent or attorney. Well known artists normally receive guaranteed minimum payments against a percentage of the gate.

Step Four - Analyze the data using a standard event worksheet. Summarize all costs of the proposed events after estimating ancillary costs such as hotels and meals for the artist, advertising, etc. After all costs are known, we will determine ticket prices that must generally be sufficient to permit the event to breakeven if ticket sales achieve 50 percent of the venue's capacity. The ticket price calculated in this manner must be realistic given the nature of the event and the demographics of the area. If these conditions are met, we will actively consider the event. If not, we will not pursue the event.

Step Five - Enter into the necessary agreements.

Step Six - Promote the event through the medium considered most effective in the area. Wherever possible, barter tickets for services and consider teaming with a local radio station and other sponsors.

Step Seven - On the day of the event, ensure that the artist has been picked up at the airport or hotel and the venue is ready for the event. Institute procedures to ensure that we obtain accurate information about ticket counts and concession sales. The amount of oversight necessary in these areas is a direct function of our founders' past relationship with the venue's management. In almost all cases, this function will be performed on-site by us or our representative.

Step Eight - Attend the settlement or closing meeting to ensure that all contract requirements have been met.

It is more efficient to negotiate multiple events with artists. Likewise, use of the same venue several times a year reduces negotiating time and increases the likelihood of minimizing requirements for large advances.

EB Consulting and eSAFETYWORLD will provide the legal and other support in negotiating contracts for the events and will provide logistical support in supervising activities at the venues on the day of each event.

Other opportunities - We will consider sponsoring occasional three or four-day festivals in conjunction with various sponsors. These festivals will coincide with holiday weekends and will feature family style entertainment. Two other avenues of opportunity are:

  Co-promoting major events in large city arenas or stadiums. We would only participate in these events on a "co-promoter" basis to minimize the risk of loss associated with large events while at the same time benefiting from being a part of a major event.

  Managing artists and groups to take advantage of our contacts, as well as legal and financial experience.

Competition

The market in which we expect to compete is highly competitive, and we will face competition from one or more entities in all geographic areas where we expect to operate. In addition, we anticipate that competition will increase in the future. Many of our competitors are larger businesses and have substantially greater financial resources and a much greater contact base in the industry than we will have.

Facilities

AMP will operate out of offices located at 80 Orville Drive, Bohemia, NY 11716, provided to it as part of an overall consulting agreement by eSAFETYWORLD, Inc., one of AMP's shareholders. These offices are expected to be sufficient for AMP's purposes until it starts generating revenue.

Its telephone number is 516-977-3015.

Employees

At May 31, 2001, AMP had no fulltime employees. AMP has relied and will continue to rely on consultants and independent contractors wherever possible. AMP's future success will be materially dependent upon continued services and contributions of AMP's founders, all of whom are actively engaged in other business ventures.

Management's Discussion and Analysis of Results of Operations and Financial Condition

AMP has not yet commenced revenue producing operations. The extent of operations over the next 12 months will be determined by:

  The amount of financing obtained, if any;

  The willingness of eSAFETYWORLD to provide funding for guarantees and deposits for events; and

  Our ability to negotiate noncash compensation to satisfy commitments.

We cannot predict what our level of activity will be over the next 12 months. We will not incur any cash obligations that we cannot satisfy. Our agreement with eSAFETYWORLD will accommodate our administrative and infrastructure needs for the next year without requiring any cash outlays.

Liquidity

AMP does not have any credit facilities or other commitments for debt or equity. No assurances can be given that advances will be made available to it by shareholders and others when needed. AMP believes that it can commence revenue producing activities if it obtains investments of $200,000. That amount would cover initial expenses and event deposit and guarantee fees.

It plans on pursuing equity lines of credit or similar facilities if its common stock begins to trade at sufficient volumes. However, no assurances can be given that it will be successful in obtaining an equity facility.

AMP has a consulting agreement with eSAFETYWORLD which eliminates the near term need to incur significant capital costs during that period. During the contract period, AMP will use eSAFETYWORLD facilities for other administration and infrastructure needs.

New accounting pronouncements

No new pronouncement issued by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission is expected to have a material impact on AMP's financial position or reported results of operations.

AMP's Management

AMP's directors and management consist of:

Name	Age	Title

David P. Brown	60	President, chief financial officer, secretary and chairman
Claire A. Heil	30	Vice president, director
Bridget C. Owens	43	Director
Stephen B. Schneer	70	Director

David P. Brown is an attorney in Salt Lake City, Utah engaged in limited private practice since 1995. He teaches business law and alternative dispute resolution at the University of Phoenix. He served as the chairman of the securities law section of the Utah State Bar Association from 1993 to 1994. Mr. Brown was a shareholder in the law firm of Brown, Larson, Jenkins and Halliday from 1991 to 1995 and was a shareholder in the law firm of Mckay, Burton and Thurman from 1985 to 1991. He holds a Juris Doctorate degree from the University of Utah and is a member of the Utah State Bar Association. Mr. Brown will devote approximately 50 percent of his time to us.

Claire A. Heil is a certified public accountant and became a director in February 2001. She also is a director and vice president of eSAFETYWORLD since September 2000. Prior to that, she held professional accounting positions at PriceWaterhouseCoopers, LLP, Wright Griffin Davis & Co. and the University of Michigan. She is a graduate of the University of Notre Dame A consulting firm controlled by Ms. Heil will be involved with booking artists and arranging for venues for concerts and will devote approximately 10%. of her time to us. Ms. Heil is also a director of Blue Marble World, Inc., a direct marketing company that has filed a registration statement with the SEC.

Bridget C. Owens became a director in February 2001 and has been a director of eSAFETYWORLD since June 1999. She served as special assistant to the board of directors of Laminaire Corporation, a publicly-held company that manufactured cleanroom and electronic products, from 1995 to February 2000. Prior to that she was director of marketing for Independent Network Group, Inc in 1994 and for Primac Inc., a privately-held transportation company, from 1992-1993. Prior to Primac, Ms. Owens owned and operated a trucking and transportation company. Ms. Owens currently operates a consulting business, EDK Associates, LLC, will be involved in booking artists and arranging for venues. Ms. Owens will devote approximately 5% of her time to us.

Stephen B. Schneer became a director in June 2001. He is in the private practice of law and holds a Bachelor of Arts Degree from Washington & Jefferson University and a Juris Doctorate from Columbia University. Mr. Schneer is also a director of Blue Marble World, Inc., a direct marketing company that has filed a registration statement with the SEC.

Board of directors

All directors hold office until the completion of their term of office, which is not longer than three years, or until their successors have been elected. AMP has a staggered board of directors. All officers are appointed annually by the board of directors and, subject to existing employment agreements, serve at the discretion of the board. Currently, directors receive no compensation. In the future, AMP will consider a directors' stock option plan.

Committees of the board of directors

Concurrent with the Distribution, the AMP board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees.

All directors will be reimbursed by AMP for any expenses incurred in attending directors' meetings provided that AMP has the resources to pay these fees. AMP will consider applying for officers and directors liability insurance.

Stock option plan

AMP has a stock option plan that expires in 2010 and enables AMP to grant incentive stock options, nonqualified options and stock appreciation rights for up to an aggregate of 1,500,000 shares of its common stock. Incentive stock options granted under the plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant or 110% of fair market value for owners of ten percent or more of the common stock. Other options and stock appreciation rights may be granted on terms determined by the compensation committee of the board of directors.

No options are outstanding.

Executive compensation

No officer, director or employee has received any compensation to date, and no director, officer or employee has a contract or commitment to receive annual compensation in excess of $100,000. Each officer and director will be paid a negotiated percentage of profits for the events that they arrange. They will receive no other compensation from us until we are operating profitably.

Conflicts of interest

None of our key personnel is required to commit full time to our affairs and, accordingly, these individuals may have conflicts of interest in allocating management time among their various business activities. In the course of their other business activities, certain key personnel may become aware of investment and business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Each officer and director is, so long as he is officer or director subject to the restriction that all opportunities contemplated by our plan of operation that come to his attention, either in the performance of his duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that he is affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies to which the officer or director is affiliated each desire to take advantage of an opportunity, then the applicable officer or director would abstain from negotiating and voting upon the opportunity. However, the officer or director may still take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy in connection with these types of transactions.

Description of AMP's Capital Stock

Introduction

AMP is authorized to issue 24,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred stock

AMP's certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its board of directors. Accordingly, AMP's board of directors is empowered, without stockholder approval, to issue shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although AMP has no present intention to issue any shares of preferred stock, there can be no assurance that AMP will not do so in the future.

Common stock

There are 9,950,000 shares of common stock issued and outstanding at May 31, 2001. The Distribution has no impact on the number of shares issued and outstanding. The holders of AMP common stock:

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

  are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

AMP declared a two for one stock split on January 31, 2001. In May 2001, AMP declared a 2.25 for one forward split of its common stock, effective for holders of record on February 1, 2001. All share and per share amounts disclosed in this prospectus give retroactive effect to those stock splits.

Authorized but unissued capital stock

Nevada law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the Nasdaq, which would apply only if the AMP's common stock were listed on the Nasdaq, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of AMP, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the board of directors of AMP to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of AMP by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of AMP's management and possibly deprive the stockholders of opportunities to sell their shares of AMP common stock at prices higher than prevailing market prices.

No preemptive rights

No holder of any class of stock of AMP authorized at the time of the Distribution will have any preemptive right to subscribe to any securities of AMP of any kind or class.

Indemnification and limitation of liability for directors and officers

The AMP Certificate of Incorporation, as amended, provides that AMP shall indemnify directors and officers to the fullest extent permitted by the laws of the state of Nevada. The AMP Certificate of Incorporation, as amended, also provides that a director of AMP shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from liability or limitation thereof is not permitted under Nevada Law as the law exists or may be amended in the future.

AMP has been advised that, in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by it of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, AMP will submit the question of whether indemnification by it is against public policy to an appropriate court and will be governed by the final adjudication of the case.

There is no pending litigation or proceeding involving a director or officer as to which indemnification is or may be sought.

Transfer agent

Standard Registrar & Transfer Company, Inc. has been appointed as the transfer agent and registrar for AMP's common stock effective with the Distribution. The transfer agent's address is 12528 South 1840 East, Draper, Utah 84020, and its telephone number is 801-571-8844.

Securities of Certain Beneficial Owners and Management

The following table sets forth information known to it regarding beneficial ownership of AMP's common stock at the date of this prospectus by:

each person known by it to own, directly or beneficially, more than 5% of AMP's common stock,

  each of AMP's directors, and

  all of AMP's officers and directors as a group.

Except as otherwise indicated, AMP believes that the beneficial owners of the common stock listed below, based on information furnished by the owners, have sole investment and voting power over the shares.

Name (4)	Number of Shares	Percentage

David Brown	562,500	5.7
Edward A. Heil (1)	2,250,000	22.6
R. Bret Jenkins (1)	2,250,000	22.6
Claire Heil	337,500	3.4
Raymond Burghard	2,250,000	22.6
Stephen B. Schneer	337,500	3.4
Bridget C. Owens	337,500	3.4
eSAFETYWORLD, Inc. (2)	600,000	6.0
EB Consulting (1) (2)	350,000	3.5

Officers and directors as a group (four people)	1,575,000	15.8

(1) Edward A. Heil and R. Bret Jenkins are equal owners of EB Consulting, which owns beneficially and of record 350,000 shares, and are officers and directors of eSAFETYWORLD, of which Messrs.

(2) eSAFETYWORLD and EB Consulting's address is 80 Orville Drive, Bohemia, NY 11716.

(3) Of the shares owned, eSAFETYWORLD will distribute 400,000 shares to its stockholders. After the Distribution, eSAFETYWORLD will hold 200,000 shares, which will represent 2.0% of the total AMP common shares outstanding.

The address for all officers and directors is 80 Orville Drive, Bohemia, NY 117

Certain Relationships and Related Transactions

Consulting arrangements

On December 2, 2000, AMP engaged eSAFETYWORLD and an affiliated venture, EB Consulting, to provide under which those entities agreed to provide AMP with:

administrative and customer service support;

accounting, management and financial services support,

office space and telephone services,

  limited financial assistance to promote concerts,

technical assistance in designing, establishing and hosting a website, and technical assistance in implementing the use of smart cards in the purchase of event tickets.

The agreements were amended in May 2001 with the amended terms being considered to be retroactive to December 2, 2000. The agreements, as amended, have a two-year term and automatically rolls over for an additional one year period on each anniversary date unless cancelled by one of the parties.

eSAFETYWORLD has also agreed to consider, on a case by case basis, to assist AMP by providing event guarantees in amounts not to exceed $75,000. eSAFETYWORLD is not obligated to post any specific number of event guarantees.

AMP has agreed to pay eSAFETYWORLD and EB Consulting aggregate fees of $400,000 which, at AMP's option, can be satisfied by the issuance of an aggregate of 950,000 shares of AMP's common stock. In February 2001, AMP elected to issue shares of common stock. In addition, eSAFETYWORLD is entitled to receive an aggregate of 15% of AMP's annual pretax income as determined in conformity with generally accepted accounting principles for a period of three years.

Two directors of AMP are also directors of eSAFETYWORLD. In addition, two of AMP's shareholders, Edward A. Heil and R. Bret Jenkins, who hold approximately 45% of its common stock, are officers and directors of eSAFETYWORLD and partners in EB Consulting. The agreements and related compensation were negotiated by AMP's president who believed that they afforded AMP with its most viable and direct chance of commencing operations

Legal Matters

Stephen B. Schneer, LLC, 605 Third Avenue, New York, NY 10158 counsel to AMP, has rendered an opinion that the common stock of AMP to be distributed to the stockholders of eSAFETYWORLD is legally issued, fully paid and nonassessable under Nevada law.

Experts

The financial statements as of April 30, 2000 and for the period February 16, 2000 (inception) to April 30, 2000 included in this prospectus have been so included in reliance on the report of HJ & Associates, LLC independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

Available Information

AMP has filed with the SEC a registration statement on Form SB-2 with respect to the shares of AMP common stock to be received by the stockholders of eSAFETYWORLD in the Distribution. This document does not contain all of the information set forth in the registration statement on Form SB-2 and the exhibits thereof, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other documents referred to herein are not necessarily complete. With respect to each such contract, agreement or other documents filed as an exhibit to the registration statement, reference is made to that exhibit and each statement shall be deemed qualified in its entirety by that reference. The registration statement and the exhibits thereto may be inspected and copied at the public reference facilities maintained by the SEC as follows:

at the public reference room of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549;

at the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, NY 10048, or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661;

by writing to the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

  from the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy documents and other information regarding issuers that file electronically with the SEC.

Reports of AMP

After the Distribution, AMP will be required to comply with the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, to file reports, proxy statements and other information with the SEC.

INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report                                                                           F-3
Balance Sheet                                                                                                         F-4
Statement of Operations                                                                                       F-5
Statement of Stockholders' Deficiency                                                              F-6
Statement of Cash Flows                                                                                       F-7
Notes to the Financial Statements                                                                       F-8
Unaudited Condensed Financial Statements                                                     F-10

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
AMP Productions, Inc.
(A Development Stage Company)
Salt Lake City, Utah

We have audited the accompanying balance sheet of AMP Productions, Inc. (a development stage company) as of April 30, 2000 and the related statements of operations, stockholders' deficiency and cash flows from inception on February 16, 2000 through April 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMP Productions, Inc. (a development stage company) as of April 30, 2000 and the results of its operations and its cash flows from inception on February 16, 2000 through April 30, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is a development stage company with no significant operating revenues to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/
HJ & Associates, LLC
Salt Lake City, Utah
May 12, 2000

AMP PRODUCTIONS, INC.
(A Development Stage Company)
Balance Sheet

ASSETS

                                                                                                                                                                                    April 30,
                                                                                                                                                                                          2000

CURRENT ASSETS

Cash                                                                                                                                                                             $ 10,000
Total Current Assets                                                                                                                                                10,000
TOTAL ASSETS                                                                                                                                                    $ 10,000

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES

Accrued expenses                                                                                                                                                 $ 15,000
Total Current Liabilities                                                                                                                                            15,000

STOCKHOLDERS' Deficiency
Preferred stock at $0.001 par value; 1,000,000 shares
authorized, -0- outstanding -
Common stock at $0.001 par value; authorized 24,000,000
hares; 9,0000,000 shares issued and outstanding 9,000
Additional paid-in capital 1,000
Loss accumulated in development stage                                                                                                               (15,000)
Total Stockholders' Deficiency                                                                                                                                   (5,000)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                                                      $ 10,000

See notes to financial statements.

AMP PRODUCTIONS, INC.
(A Development Stage Company)
Statement of Operations

                                                                                                                                                       From
                                                                                                                  Inception on
                                                                                                                   February 16,
                                                                                                                    2000 Through
                                                                                                                    April 30,
                                                                                                                      2000

REVENUE                                                                                                                                        $ -

EXPENSES (principally legal)                                                                                                       15,000

NET LOSS                                                                                                                                        $ (15,000)

BASIC LOSS PER SHARE                                                                                                             $ (.01)

                                                 See notes to financial statements.

AMP PRODUCTIONS, INC.
(A Development Stage Company)
Statement of Stockholders' Deficiency
From Inception on February 16, 2000 Through April 30, 2000

                                                                                                                                                         Deficit
                                                                                                                                                         Accumulated
                                                                                                                              Additional        During the
                                                                                                  Common Stock   Paid-in                Development
                                                                                                  Shares                  Amount        Capital           Stage

Inception on February 16, 2000                                            -                            $ -                        $ -                $ -
Common stock issued for cash
at $0.001 per share                                                               9 000,000                9,950                 1,000                 -
Net loss for the period ended
April 30, 2000                                                                          -                               -                             -             (15,000)

Balance, April 30, 2000                                                         9,900,000             $ 9,000                $ 1,000       $ (15,000)

See notes to financial statements.

AMP PRODUCTIONS, INC.
(A Development Stage Company)
Statement of Cash Flows
From February 16, 2000 (Inception) to April 30, 2000

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss                                                                                                      $ (15,000)                           -
Changes in operating assets and liabilities:
Increase (decrease) in accrued expenses                                                 15,000

Net Cash (Used) by Operating Activities                                                      -

CASH FLOWS FROM INVESTING ACTIVITIES                                         -

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of common stock for cash                                                         10,000

Net Cash Provided by Financing Activities                                             10,000

INCREASE IN CASH AND CASH EQUIVALENTS                               10,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD            -

CASH AND CASH EQUIVALENTS AT END OF PERIOD                $ 10,000

Cash Paid For:
Interest                                                                                                            $ -
Income taxes                                                                                                  $ -

See notes to financial statements.

AMP PRODUCTIONS, INC.
(A Development Stage Company)
Notes to the Financial Statements
April 30, 2000

NOTE 1 - ORGANIZATION

AMP Productions, Inc. (the "Company") was incorporated under the laws of the State of Nevada on February 16, 2000 (inception). The Company, which has not yet begun operations, will promote concerts, festivals and other entertainment events.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on April 30.

b. Provision for Taxes

No provision for income taxes has been made due to the limited activities of the Company.

c. Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e. Basic Loss Per Common Share

Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock splits.

AMP PRODUCTIONS, INC.
(A Development Stage Company)
Notes to the Financial Statements
April 30, 2000

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations.

NOTE 4 - STOCK TRANSACTIONS

On February 16, 2000, the Board of Directors issued 9,000,000 shares of common stock for $10,000 to the founding shareholders of the Company.

The Company has a stock option plan which expires ten years from July 15, 2000, the date adopted, and enables it to grant incentive stock options, nonqualified options and stock appreciation rights for up to an aggregate of 1,500,000 shares of its common stock. Incentive stock options granted under the plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant (110% of fair market value for ten percent or more stockholders). Other options and SARs may be granted on terms determined by the board of directors or a committee of the board of directors. No options or other awards have been granted as of July 29, 2000.

NOTE 5- SUBSEQUENT EVENTS

Consulting Agreements

On December 2, 2000, AMP engaged eSAFETYWORLD and an affiliated venture, EB Consulting, to provide under which those entities agreed to provide AMP with:

administrative and customer service support;

  accounting, management and financial services support,

  office space and telephone services,

  limited financial assistance to promote concerts,

  technical assistance in designing, establishing and hosting a website, and technical assistance in implementing the use of smart cards in the purchase of event tickets.

The agreements were amended in May 2001 with the amended terms being considered to be retroactive to December 2, 2000. The agreements, as amended, have a two year term. AMP has agreed to pay eSAFETYWORLD and EB Consulting aggregate fees of $400,000 (of which $300,000 relates to eSAFETYWORLD and $100,000 relates to EB Consulting) which at AMP's option can be satisfied by the issuance of an aggregate of 950,000 shares of AMP's common stock. In February 2001, AMP elected to issue the shares of common stock. In addition, eSAFETYWORLD is entitled to receive an aggregate of 15% of AMP's annual pretax income as determined in conformity with generally accepted accounting principles for a period of three years. The agreement with eSAFETYWORLD covers three years and automatically rolls over for an additional one year period on each anniversary date unless cancelled by one of the parties.

Two directors of the Company are also directors of eSAFETYWORLD. In addition, two of the Company's shareholders who hold approximately 45% of its common stock, are officers and directors of eSAFETYWORLD and partners in EB Consulting. The agreements and related compensation were negotiated by the Company's president who believed that they afforded the Company with its most viable and direct chance of commencing operations.

Stock Splits

AMP declared a two for one stock split on January 31, 2001. In May 2001, AMP declared a 2.25 for one forward split of its common stock, effective for holders of record on February 1, 2001. All share and per share amounts disclosed in this prospectus give retroactive effect to those stock splits.

AMP PRODUCTIONS, INC.
(A Development Stage Company)
Balance Sheet
March 31, 2001
(unaudited)

ASSETS

CURRENT ASSETS:

Cash	$ 10,000

DEFERRED COSTS	291,668

Total	$ 286,668

LIABILITIES AND STOCKHOLDERS'EQUITY

CURRENT LIABILITIES:

Accrued expenses	$ 15,000

STOCKHOLDERS' EQUITY:

Preferred stock at $0.001 par value; 1,000,000 shares authorized; -0- outstanding
Common stock at $0.001 par value; authorized 24,000,000 shares; 9,950,000 shares issued and outstanding	9,950
Additional paid-in capital	400,050
Loss accumulated in development stage	(123,332)
Total	286,668

TOTAL	$ 301,668

See notes to unaudited condensed financial statements.

AMP PRODUCTIONS, INC.
(A Development Stage Company)
Statement of Operations
Eleven Months Ended Match 31, 2001
(unaudited)

Revenue	$ -0-

Expenses	108,333

Net Loss Accumulated During the Development Stage	$ (108,333)

Basic Loss Per Share	$ (.01)

See notes to unaudited condensed financial statements.

AMP PRODUCTIONS, INC.
(A Development Stage Company)
Statement of Stockholders' Equity
For the Eleven Months Ended March 31, 2001
(unaudited)

	Common	Stock	Paid-in	Loss
	Shares	Amount	Capital	Accumulated
				In the
				Development
				Stage

Balance, May 1, 2000	9,000,000	$ 9,000	$1,000	$(15,000)

Issuance of shares for consulting agreements	950,000	950	399,050

Loss for the period				(108,332)

Balance, March 31, 2001	9,950,000	$9,950	$400,050	$(123,332)

See notes to unaudited condensed financial statements.

AMP PRODUCTIONS, INC.
 Development Stage Company)
Statement of Cash Flows
For the Nine Months Ended January 31, 2001
(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss                                                                                                                       $ (40,000)
Changes in operating assets and liabilities:
Increase (decrease) in accrued expenses                                                                 35,000
Net Cash (Used) by Operating Activities                                                               (5,000)
CASH FLOWS FROM INVESTING ACTIVITIES                                                      -

CASH FLOWS FROM FINANCING ACTIVITIES                                                      -

DECREASE IN CASH AND CASH EQUIVALENTS                                                (5,000)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                      10,000

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                     $ 5,000

Cash Paid For:

Interest                                                                                                                                $ -
Income taxes                                                                                                                      $ -

See notes to unaudited condensed financial statements.

AMP PRODUCTIONS, INC.
(A Development Stage Company)
Notes to Unaudited Condensed Financial Statements

NOTE 1 - ORGANIZATION

AMP Productions, Inc. (the "Company") was incorporated under the laws of the State of Nevada on February 16, 2000 (inception). The Company, which has not yet begun operations, will promote concerts, festivals and other entertainment events.

The accompanying interim condensed financial statements for the nine month period ended January 31, 2001 are unaudited and include all adjustments considered necessary by Management for a fair presentation. The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on April 30.

b. Provision for Taxes

No provision for income taxes has been made due to the limited activities of the Company.

c. Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e. Basic Loss Per Common Share

Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period. AMP declared a two for one stock split on January 31, 2001. In May 2001, AMP declared a 2.25 for one forward split of its common stock, effective for holders of record on February 1, 2001. All share and per share amounts disclosed in the financial statements give retroactive effect to those stock splits.

AMP PRODUCTIONS, INC.
(A Development Stage Company)
Notes to Unaudited Condensed Financial Statements

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations.

NOTE 4 - CONSULTING AGREEMENTS

On December 2, 2000, AMP engaged eSAFETYWORLD and an affiliated venture, EB Consulting, to provide under which those entities agreed to provide AMP with:

1 administrative and customer service support;

2 accounting, management and financial services support,

3 office space and telephone services,

4 limited financial assistance to promote concerts,

5 technical assistance in designing, establishing and hosting a website, and

6 technical assistance in implementing the use of smart cards in the purchase of event tickets.

The agreements were amended in May 2001 with the amended terms being considered to be retroactive to December 2, 2000. The agreements, as amended, have a two year term. AMP has agreed to pay eSAFETYWORLD and EB Consulting aggregate fees of $400,000 (of which $300,000 relates to eSAFETYWORLD and $100,000 relates to EB Consulting) which at AMP's option can be satisfied by the issuance of an aggregate of 950,000 shares of AMP's common stock. In February 2001, AMP elected to issue the shares of common stock. In addition, eSAFETYWORLD is entitled to receive an aggregate of 15% of AMP's annual pretax income as determined in conformity with generally accepted accounting principles for a period of three years. The agreement with eSAFETYWORLD covers three years and automatically rolls over for an additional one year period on each anniversary date unless cancelled by one of the parties.

Two directors of the Company are also directors of eSAFETYWORLD. In addition, two of the Company's shareholders who hold approximately 45% of its common stock, are officers and directors of eSAFETYWORLD and partners in EB Consulting. The agreements and related compensation were negotiated by the Company's president who believed that they afforded the Company with its most viable and direct chance of commencing operations.The cost of these services was recorded based on the negotiated value of such services in accordance with Statement 123 of the Financial Accounting Standards Board with respect to stock issued for services to nonemployees.

The Company issued 950,000 shares of its common stock in February 2001 to satisfy fully the consulting agreements . Deferred expenses relate to the portion of the payment that relates to the estimated value of future services.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 22. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company has a provision in its charter, by-laws, or other contracts providing for indemnification of its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 23. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Filing fee	$89.10
Accounting fees	1,200.00
Legal and professional	7,500.00
Other	6,210.90

Total	$15,000

ITEM 24. RECENT SALES OF UNREGISTERED SECURITIES.

During the three years preceding the filing of this registration statement, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

7 In February 2000, 9,000,000 shares of Common Stock, after giving effect to all subsequent stock splits, were issued and sold for $10,000 to nine individuals, Edward A. Heil, R. Bret Jenkins, Claire Heil, James Brownfiel, David Brown, Raymond Burghard, Diane Kohli, Stephen Schneer and Bridget Owens, as founders.

1 In December 2000, 950,000 shares of Common Stock were issued for consulting services to eSAFETYWORLD, Inc. and EB Consulting. This transaction with the Registrant was negotiated in face to face discussions between executives of Registrant and executives of the Consultants. Registrant provided Consultant with business and financial information. Consultants had an opportunity to ask questions of and receive answers from executive officers of Registrant and was provided with access to Registrant's documents and records in order to verify the information provided. Because of the sophistication, education, business acumen, financial resources and position, the Consultants had an equal or superior bargaining position in its dealings with Registrant. The securities bear a restrictive legend. No underwriter participated in the foregoing transaction, and no underwriting discounts or commissions were paid.

The foregoing issuances and sales of securities were effected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, as amended.

In January 2001, Registrant effected a 2-for-1 stock split of its issued and outstanding common stock. In May 2001, Registrant effected a 2.25 -for-1 forward stock split of its common stock, effective for holders of record on February 15, 2001. This increased its issued and outstanding shares to 9,950,000 shares, without the payment of any commission or other remuneration, in reliance on the exemption from registration provided in section 3(a)(9) under the Securities Act of 1933, as amended.

ITEM 25. EXHIBITS.

The following exhibits can be found as exhibits to the filings listed.

3.1	Articles of Incorporation *
3.2	By-Laws *
4.1	Specimen of Certificate of Common Stock *
5.1	Opinion of Stephen B. Schneer LLC (1)
10.1	Stock Option Plan *
10.2	Consulting Agreement with eSAFETYWORLD
10.3	Consulting Agreement with EB Consulting
22.1	Consent of HJ Associates, LLP
23.2	Consent of Stephen B. Schneer LLC (included in exhibit 5.1) (1)
99	Letter to Shareholders *
*	filed previously

(1) To filed by amendment

ITEM 26. UNDERTAKINGS.

Subject to the terms and conditions of Section 15(d) of the Securities and Exchange Act of 1934, the undersigned registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission hereto before or hereafter duly adopted pursuant to authority conferred in that section.

The Registrant further undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of theSecurities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b). If, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan ofdistribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on the 16th day of July, 2001.

AMP PRODUCTIONS, INC.

By /s/ David Brown
------------------------------------
David Brown, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                                TITLE                                             DATE
---------                                        -----                                                ---------

/s/ David Brown                             Director & CFO                             July 16, 2001
David Brown

/s/ Claire Heil                                 Director                                            July 16, 2001
Claire Heil

/s/ Bridget Owens                           Director                                                July 16, 2001
Bridget Owens

/s/Stephen Schneer                          Director                                               July 16, 2001
Stephen Schneer

HJ & Associates, LLC
Bey Bank Tower, Suite 1450
50 South Main Street
Salt Lake City, Utah 84144
Tel. (801) 328-4408
Fax (801) 328-4461

Board of Directors
AMP Productions, Inc.
5296 South 300 West Suite 300
Salt Lake City, Utah 84107

We hereby consent to the use in this Registration Statement of AMP Productions, Inc. on Form SB-2, of our report dated May 12, 2000 of AMP Productions, Inc. for the period ended April 30, 2000, which are part of the Registration Statement and to all references to our firm included in this Registration Statement.

HJ & Associates LLC
Salt Lake City, Utah
July 20,2001

Accountant's Consent
AMENDED CONSULTING AGREEMENT

THIS AMENDED CONSULTING AGREEMENT ("Agreement") is effective 2nd day of December 2000, by and between eSAFETYWORLD, Inc., whose address is 80 Orville Drive, Bohemia, New York 11716, hereinafter referred to as the "Consultant," and AMP Productions, Inc. whose principal place of business is located at 5296 South 300 West, Salt Lake City, Utah, 84107, hereinafter referred to as "Company."

WHEREAS, Consultant has developed expertise and experience in Internet-based sales and other business applications. It desires to consult with the officers of the Company, and the administrative staff, and to undertake for the Company consultation as to the direction of certain functions in said management; and

WHEREAS, the Company desires to engage the services of Consultant as an independent contractor and not as an employee to perform for the Company consulting services regarding its business operation;

NOW, THEREFORE, it is agreed as follows:

1. Consultation Service. The Company hereby retains Consultant to perform services in accordance with the terms and conditions of this Agreement. Consultant will provide Company with advice regarding a variety of general business and Business

Business e-commerce applications.

2. Term of Agreement. The respective duties and obligations of the contracting parties shall be for a period of two years. Both parties acknowledge that services have already begun.

3. Time Devoted by Consultant. It is anticipated that Consultant will spend the time necessary to perform the services set orth in this Agreement. Services have already begun.

4. Place Where Services Are Rendered. Consultant will perform most of the services in accordance with this Agreement at its offices. In addition, Consultant may perform services by telephone or at other locations agreed to by the parties.

5. Liability. With regard to the services to be performed by Consultant pursuant to the terms of this Agreement, Consultant shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Company, for any acts or omissions in the performance of services on the part of Consultant or on the part of the agents or employees of Consultant, except when said acts or omissions of Consultant are due to willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this Agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of Consultant and Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

6. Compensation. Initially, Consultant shall be required to expend significant effort to familiarize itself with the Company's operations, policies, procedures, opportunities, resources, strategic relationships, goals, and other circumstances relevant to the services to be provided by Consultant. The Company acknowledges that Consultant has already initiated the foregoing activities in anticipation of entering into this Agreement with the Company. After the Consultant's initial study of the Company's business and operations, Consultant will then be required to devote significant effort to developing a General Business and Internet strategy for the Company. The parties anticipate that the key components of this strategy will be identified and formulated within 90 days after the date of this Agreement. Thereafter, a substantially smaller involvement will be required of Consultant as the Company considers, adopts, and implements Consultant's recommendations. In recognition of the foregoing, the Company shall pay to Consultant a fixed, one-time fee of $300,000 or 600,000 shares of common stock of the Company. Payment of this fee shall be made in either the cash or common stock and shall be at the option of the Company. Such payment shall be made by the Company to Consultant within 30 days after the date of this Agreement. If payment is made in the form of common stock, such shares of common stock shall be deposited in an escrow account with a law firm selected by the Consultant and be subject to a mutually acceptable escrow agreement. If Company is unable to clear comments received from the Securities and Exchange Commission relating to the Registration Statement, then Company shall be entitled to a refund of all shares of its common stock previously paid to Consultant. If (i) a Registration Statement is prepared and the Company elects not to file such documents with the Securities and Exchange Commission or (ii) the Company does not cooperate in providing information necessary to clear comments provided by the staff of the Securities and Exchange Commission, then Consultant shall be entitled to a fee equivalent to 25% of the fixed, one-time fee set forth above. Additionally, eSAFETYWORLD is entitled to receive an aggregate of 15% of AMP's annual pretax income as determined in conformity with generally accepted accounting principles for a period of three years

In the event the Company issues shares of common stock for compensation to the Consultant hereunder, Consultant shall execute and deliver to the Company the Consultant's representation letter setting forth relevant facts on which the Company may rely in issuing the shares in reliance on exemptions from registration under applicable federal and state securities laws. At the request of the Board of Directors of the Consultant, the Company shall, at its expense, either (i) register the public resale of such common stock under the Securities Act of 1933, as amended, or (ii) satisfy the applicable requirements, including the preparation and filing of an Information Statement and Form 10 or Form 10-SB under the Securities Exchange Act of 1934 to enable the Consultant to distribute such shares of common stock to the stockholders of the Consultant. Consultant will assist Company in satisfying the foregoing requirements at no additional cost to the Company.

Company and Consultant agree that, if Company pays the consulting fee specified herein in the form of shares of common stock, it is Consultant's intention to distribute some or all such shares of common stock to its shareholders.

7. Reimbursement of Expenses. In addition, the Company shall reimburse Consultant for any reasonable out-of-pocket expenses incurred by Consultant pursuant to the terms of this Agreement. Such expenses must receive prior approval from Company and will be paid as the expenses are incurred. It is understood that Company will pay all costs and fees related to its obtaining certified audits and filing fees relating to filings of documents with the Securities and Exchange Commission, state securities agencies, NASDAQ or any similar regulatory agency.

8. Company Information. In connection with Consultant's engagement, the Company will furnish Consultant with any information concerning the Company that Consultant reasonably deems appropriate. Company will pay the costs of producing the information required herein including the cost of an audit by auditors authorized to practice before the Securities and Exchange Commission. Company will provide Consultant with access to the Company's officers, directors, accountants, counsel, and other advisors. In order to facilitate the foregoing, the parties agree as follows:

(a) The Company represents and warrants to Consultant that all such information concerning the Company will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company acknowledges and agrees that Consultant will be using and relying upon such information supplied by the Company and its officers, agents, and others and any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Consultant of the Company or its business or assets.

(b) Consultant understands that certain information to be provided by the Company concerning the business and operations of the Company, its subsidiaries, and affiliates will be confidential information and will be treated by Consultant as such. Consultant will not, directly or indirectly, make use of such information or divulge any such information to others except as authorized by the Company. For purposes of this Agreement, information about the business and operations of the Company, its subsidiaries, and affiliates shall be treated as confidential if such information is conspicuously marked on its face by the Company as "limited," "private," "confidential," or similarly marked to indicate its confidential nature.

(c) Upon termination of this Agreement, Consultant will surrender to the Company all records obtained by Consultant from the Company or entrusted to Consultant during the course of this Agreement (together with all copies thereof) that are conspicuously marked on their face by the Company as "limited," "private," "confidential," or similarly to indicate their confidential nature.

9. Consultant Independent Contractor. Consultant is engaged under the terms of this Agreement as an independent contractor, and nothing herein shall be construed as creating an employer/employee relationship between the parties. Consultant shall not have the authority to make any decisions with respect to any matter as to which Consultant renders consulting services or to enter into agreements or contracts on behalf of the Company or otherwise bind the Company. Consultant shall be solely liable for the payment of any taxes imposed or arising out of the payment of compensation to Consultant under this Agreement.

10. Assignment/Benefits. The benefits of this Agreement shall inure to the benefit of the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns, provided, however, that Consultant shall not assign or permit any other person or entity to assume its obligations hereunder without the prior written approval of the Company. The Company shall provide Consultant with notice of its consent or withholding of such consent within ten days after approval has been requested.

11. Equitable Relief. Consultant acknowledges that any breach or threatened breach or alleged breach or threatened alleged breach by Consultant of any of the provisions of this Agreement can cause irreparable harm to the Company or its subsidiaries or affiliates, for which the Company would have no adequate remedy at law. In the event of a breach or threatened breach or an alleged breach or alleged threatened breach by Consultant of any of the provisions of this Agreement, the Company, in addition to any and all other rights and remedies it may have under this Agreement or otherwise, may immediately seek any judicial action which the Company may deem necessary or advisable including, without limitation, the obtaining of temporary and preliminary injunctive relief.

12. Notice. Any notice, demand, request, or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given if personally served; if transmitted by facsimile if receipt is confirmed by the facsimile operator of the recipient; if sent by electronic mail if receipt is acknowledged by the recipient; if delivered by overnight courier service; or if mailed by certified mail, return receipt requested, addressed as follows:

If to the Company: 5296 South 300 West
Salt Lake City, Utah 84107,
Attn: David Brown, President

If to Consultant: eSAFETYWORLD, Inc.
80 Orville Drive
Bohemia, NY 11716
Attn: Edward A. Heil, President
Facsimile No.: 212-208-3082

or such other addresses, facsimile numbers, or electronic mail address as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission or electronic mail, one day after the date so sent by overnight delivery, or three days after the date so mailed.

Either party may change its address for notice purposes by giving notice to the other party pursuant to the above provision.

13. Headings. The headings of the paragraphs herein have been inserted for ease of reference only and shall not control or affect the meaning or interpretation of any of the terms and provisions hereof.

14. Governing Law. This Agreement is entered into under and shall be governed by the laws of the state of New York, excluding law respecting the choice or conflicts of law.

15. Further Action. The parties hereby agree to execute and deliver such additional documents and to take such further action as may become necessary or desirable to fully carry out the provisions and intent of this Agreement.

16. Form of Execution. A valid and binding signature hereto or any notice, demand, request, or other communication required or permitted hereunder may be in the form of a manual execution of a document or a true copy made by photographic, xerographic, or other electronic process that provides similar copy accuracy of a document that has been manually executed.

17. Enforcement. In the event of a dispute between the parties arising under this Agreement, the prevailing party in such dispute shall be entitled to recover its costs, including reasonable attorneys' fees, from the other party.

18. Nonwaiver. The failure of any party to exercise its rights in the event of a breach of any of the terms and provisions of this Agreement by the other party shall not constitute a waiver of any damages attributable to such breach nor a waiver of any such rights with respect to future, similar breaches.

19. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by arbitration in accordance of the rules of the American Arbitration Association , and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Suffolk County, State of New York. In the event that arbitration results from or arises out of this Agreement or the performance thereof or litigation to enforce any award entered therein, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In the event of any such claim or controversy, no action shall be entertained by said arbitration if initiated more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

This Agreement is effective the 2nd day of December, 2000.

eSAFETYWORLD, Inc.:

By: ____________________

Its: ____________________

AMP Productions, Inc.:

By: ___________________

Its: ___________________

CONSULTING AGREEMENT

AGREEMENT is effective the 2nd day of December, 2000, by and between EB Consulting, a consulting firm domiciled in the State of Nevada, hereinafter referred to as the "Consultant," and AMP Productions, Inc., whose principal place of business is located at 5296 South 300 West, Salt Lake City, Utah, 84107, hereinafter referred to as "Company."

WHEREAS, the Company desires to engage the services of the Consultant to perform consulting services for the Company regarding its current business and planned future business as an independent contractor and not as an employee; and

WHEREAS, Consultant desires to consult with the Board of Directors, the officers of the Company, and the administrative staff, and to undertake for the Company consultation as to the direction of certain functions in said management;

NOW, THEREFORE, it is agreed as follows:

1. Term. The respective duties and obligations of the contracting parties shall be for a period of one year.

2. Consultations. Consultant shall be available to consult with the Board of Directors, the officers of the Company, and the heads of the administrative staff, at reasonable times, concerning matters pertaining to the general business management of the Company, the fiscal policies of the Company, the relationship of the Company with its employees or with any organization representing its employees, and, in general, the important problems of concern in the business affairs of the Company. Consultant shall not represent the Company, its Board of Directors, its officers or any other members of the Company in any transactions or communications nor shall Consultant make claim to do so. Consultant understands that certain information to be provided by the Company concerning the business and operations of the Company, its subsidiaries, and affiliates will be confidential information and will be treated by Consultant as such. Consultant will not, directly or indirectly, make use of such information or divulge any such information to others except as authorized by the Company.

3. Liability. With regard to the services to be performed by the Consultant pursuant to the terms of this agreement, the Consultant shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Corporation, for any acts or omissions in the performance of services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of the Consultant and the Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.4. Compensation. The Consultant shall receive compensation from the Company for the performance of the services to be rendered to the Company pursuant to the terms of the agreement $100,000 or 350,000 shares of the issued and outstanding of common stock of the Company, at the Company's option. If payment is made in the form of common stock, such shares of common stock shall be deposited in an escrow account with a law firm selected by the Consultant and be subject to a mutually acceptable escrow agreement. If Company is unable to clear comments received from the Securities and Exchange Commission relating to the Registration Statement, then Company shall be entitled to a refund of all shares of its common stock previously paid to Consultant The common stock shall be registered as soon as practicable with the Securities and Exchange Commission on Form S-8 or other form of registration if Form S-8 is not available at Consultant's expense. In addition, the Company shall reimburse the Consultant for any reasonable out of pocket expenses incurred by the Consultant pursuant to the terms of this agreement that were approved by the Company. If (i) an Information Statement and Form 10 are prepared and the Company elects not to file such documents with the Securities and Exchange Commission or (ii) the Company does not cooperate in providing information necessary to clear comments provided by the staff of the Securities and Exchange Commission, then Consultant shall be entitled to a fee equivalent to 25% of the fixed, one-time fee set forth above.

5. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by arbitration in accordance of the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Suffolk County, State of New York. In the event that arbitration results from or arises out of this Agreement or the performance thereof or litigation to enforce any award entered therein, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In the event of any such claim or controversy, no action shall be entertained by said arbitration if initiated more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

This Agreement is effective the 2nd day of December, 2000.

AMP Productions, Inc.:

By: ____________________

Its: ____________________

EB CONSULTING, INC.:

By: ____________________

Its: ___________________